Mestek Valuation

	Low		High

HVAC Segment Enterprise Value	$135,000	—	$150,000
Formtek Segment Enterprise Value	$25,000	—	$29,000

Total Enterprise Value from Operations	$160,000	—	$179,000

Add: Cash as of 12/31/05	$2,199	—	$2,199
Add: Non-Operating Asset (1)	$1,589	—	$1,589
Add: NOL Value	$1,574	—	$1,574
Less: Nonoperating Liabilities as of 12/31/05 (2)	$20,907	—	$20,907

Total Enterprise Value	$144,455	—	$163,455

Less: Total Debt as of 12/31/05 (3)	$33,489	—	$33,489
Less: Minority Interest as of 12/31/05 (4)	$811	—	$811

Total Equity Value (before premium)	$110,155	—	$129,155

Add: Premium (range of 0% to 15%)	$0	—	$19,373

Total Equity Value	$110,155	—	$148,529

Number of Shares Outstanding	8,732.125

Price Per Share	$12.61	—	$17.01

HLHZ Concluded Average Per Share Value	$ 14.81

Trading Value:

	60-day Average	30-Day Average	Spot

Current Trading Market Value of Equity	$113,657	$116,245	$115,177

Price Per Share	$13.02	$13.31	$13.19
As a % of HLHZ Concluded Per Share Value	87.9%	89.9%	89.0%

Implied HLHZ Valuation Multiples (EV/EBITDA)

	Low		High

LTM	8.0 x	—	9.0 x
NFY	5.6 x	—	6.2 x
NFY + 1	5.0 x	—	5.5 x

Trading Multiples (EV/EBITDA)

	60-day Average	30-day Average	Spot

LTM	8.2 x	8.3 x	8.3 x
NFY	5.4 x	5.5 x	5.5 x
NFY + 1	5.1 x	5.1 x	5.1 x

(1)	Represents property held for sale relating to Engel building ($550,000) and Lisle III facility ($1,039,000).

(2)	Nonoperating liabilities includes $19.307 million in environmental reserves and $1.6 million in pension obligations.

(3)	Debt balance consists of $22.777 in Notes Payable and $10.713 in Long Term Debt

(4)	Relates to small portion of Boyertown Foundry Co that is not owned by Mestek.

HVAC Segment

Valuation Summary

(figures in thousands, except per share values)

Enterprise Value Indication from Operations

	Low			High

Market Approach

Market Multiple Methodology	$141,200		—	$153,600

Comparable Transaction Methodology	$144,600		—	$154,900

Income Approach

Discounted Cash Flow Methodology	$121,500		—	$142,200

Enterprise Value from Operations	$135,000		—	$150,000

Implied HLHZ Valuation Multiples (EV/EBITDA)
LTM	6.5	x	—	7.3	x
NFY	5.6	x	—	6.2	x
NFY + 1	5.2	x	—	5.8	x

HVAC Segment

Representative Levels

(figures in thousands)

	Fiscal Year Ended December 31,

	2002	2003	2004	2005	2006E	2007E	2008E (2)	2009E (2)

Reported Revenue	$272,622	$262,205	$260,595	$279,721	$288,535	$279,548	$282,498	$285,481

Revenue Growth %		-3.8%	-0.6%	7.3%	3.2%	-3.1%	1.1%	1.1%

Operating Profit Before Bonus Allocation	$16,009	$7,163	$6,025	$18,220	$21,105	$25,119	$24,202	$24,460
Margin %	5.9%	2.7%	2.3%	6.5%	7.3%	9.0%	8.6%	8.6%
Growth		-55.3%	-15.9%	202.4%	15.8%	19.0%	-3.6%	1.1%
Add: Depreciation and Amortization	$6,369	$6,003	$5,173	$4,675	$4,781	$4,595	$4,643	$4,692

EBITDA	$22,378	$13,166	$11,198	$22,895	$25,886	$29,714	$28,845	$29,152
Less: Allocated Bonuses				$3,757	$3,196	$4,395	$4,302	$4,295
Add: Adjustments (1)	$0	$5,239	$1,789	$1,521	$1,500	$500	$0	$0

Adjusted EBITDA	$22,378	$18,405	$12,987	$20,659	$24,190	$25,819	$24,543	$24,857

EBITDA Margin %	8.2%	7.0%	5.0%	7.4%	8.4%	9.2%	8.7%	8.7%
EBITDA Growth		-17.8%	-29.4%	59.1%	17.1%	6.7%	-4.9%	1.3%
Less: Depreciation and Amortization	$6,369	$6,003	$5,173	$4,675	$4,781	$4,595	$4,643	$4,692

Adjusted EBIT	$16,009	$12,402	$7,814	$15,984	$19,409	$21,224	$19,900	$20,164

EBIT Margin %	5.9%	4.7%	3.0%	5.7%	6.7%	7.6%	7.0%	7.1%

Footnotes:

(1) EBIT and EBITDA are adjusted for the following:

Plant Shutdown / Restructuring Costs		$5,239	$1,789	$1,143	$1,500	$500	$0	$0
Professional Fees Relating to Spin-Off and Going Private Transactions		$0	$0	$618	$0	$0	$0	$0
Reallocation of Overhead Previously Allocated to Omega				($240)

Total Adjustments	$0	$5,239	$1,789	$1,521	$1,500	$500	$0	$0

(2)	Projections for D&A and Bonus Allocation for 2008 and 2009 were not provided by Management. D&A was assumed to be the same % of revenue as in 2007 (1.6%).

Total Mestek bonus allocated was assumed to be the same % of total revenue as in 2007 (1.4%). Bonus was allocated between HVAC and Formtek proportional to its respective EBIT contribution.

Houlihan Lokey Howard & Zukin

HVAC Segment

Market Multiple Methodology

(figures in thousands)

	Representative Level	Selected Multiple Range			Indicated Enterprise Value Range

2005

EBITDA	$20,659	6.5 x	—	7.0 x	$134,281	—	$144,611

NFY

EBITDA	$24,190	6.0 x	—	6.5 x	$145,139	—	$157,234

NFY + 1

EBITDA	$25,819	5.5 x	—	6.0 x	$142,002	—	$154,912

Median					$142,002	—	$154,912
Mean					$140,474	—	$152,252

Selected Enterprise Value Range					$141,200	—	$153,600

Comparable Public Company Debt-Free Multiples

(figures in thousands)

		EV / EBITDA

	EV	FYE	LTM	NFY	NFY + 1

Aaon Inc	$249,709	9.5x	9.5x	9.2x	8.0x
Lennox International Inc	2,277,237	10.6x	9.4x	9.6x	8.5x
American Standard	9,908,548	9.3x	8.6x	8.0x	7.2x
United Technologies	67,052,507	10.7x	10.7x	10.8x	9.7x

Low		9.3x	8.6x	8.0x	7.2x
High		10.7x	10.7x	10.8x	9.7x

Median		10.6x	9.5x	9.4x	8.2x
Mean		10.2x	9.6x	9.4x	8.3x

Implied Multiples - HVAC Segment (1)		7.1x	7.1x	6.1x	5.7x

(figures in thousands)

		EV / Revenue

	EV	FYE	LTM	NFY	NFY + 1

Aaon Inc	$249,709	1.45x	1.35x	1.35x	1.20x
Lennox International Inc	2,277,237	0.76x	0.70x	0.71x	0.68x
American Standard	9,908,548	1.04x	0.98x	0.97x	0.91x
United Technologies	67,052,507	1.57x	1.57x	1.57x	1.47x

Low		0.76x	0.70x	0.71x	0.68x
High		1.57x	1.57x	1.57x	1.47x

Median		1.25x	1.17x	1.16x	1.05x
Mean		1.21x	1.15x	1.15x	1.06x

Implied Multiples - HVAC Segment (1)		0.53x	0.53x	0.51x	0.53x

(1)       Based on HLHZ concluded enterprise value using Market Multiple Methodology.

Houlihan Lokey Howard & Zukin

HVAC Segment

Risk Analysis Rankings Continuing Ops

Size (Revenue, thousands)

United Technologies	$42,725,000
American Standard	$10,071,700
Lennox International Inc	$3,237,000
HVAC Segment	$279,721
Aaon Inc	$185,195

Size (Enterprise Value, thousands)

United Technologies	$67,052,507
American Standard	$9,908,548
Lennox International Inc	$2,277,237
Aaon Inc	$249,709

Historical Growth (2-Year Revenue)

United Technologies	17.3%
American Standard	10.4%
Aaon Inc	11.5%
Lennox International Inc	4.6%
HVAC Segment	3.3%

Historical Growth (1-Year Revenue - 2004-2005)

Aaon Inc	7.7%
United Technologies	14.1%
American Standard	11.0%
HVAC Segment	7.3%
Lennox International Inc	6.9%

Projected Growth (1-Year Revenue)

Aaon Inc	7.8%
American Standard	7.1%
Lennox International Inc	6.8%
HVAC Segment	3.2%
United Technologies	-0.3%

Historical Growth (2-Year EBITDA - 2003 - 2005)

United Technologies	18.7%
Lennox International Inc	17.5%
Aaon Inc	11.1%
American Standard	9.2%
HVAC Segment	5.9%

Historical Growth (1-Year EBITDA - 2004-2005)

HVAC Segment	59.1%
Aaon Inc	54.0%
United Technologies	18.6%
American Standard	14.6%
Lennox International Inc	4.0%

Projected Growth (1-Year EBITDA)

HVAC Segment	17.1%
American Standard	15.7%
Aaon Inc	2.7%
Lennox International Inc	11.2%
United Technologies	-1.2%

Projected EBITDA Margin NFY EBITDA Margin

Aaon Inc	14.6%
United Technologies	14.5%
American Standard	12.1%
HVAC Segment	8.4%
Lennox International Inc	7.5%

Profitability (EBIT to Revenue)

United Technologies	12.4%
Aaon Inc	9.6%
American Standard	9.7%
Lennox International Inc	6.3%
HVAC Segment	5.7%

Profitability (EBITDA to Revenue)

United Technologies	14.7%
Aaon Inc	14.2%
American Standard	11.5%
Lennox International Inc	7.4%
HVAC Segment	7.4%

Relative Depreciation (Depreciation to EBITDA)

Aaon Inc	21.8%
HVAC Segment	22.6%
Lennox International Inc	15.8%
United Technologies	15.7%
American Standard	15.2%

Internal Investment (Capital Expenditures to Revenue)

Aaon Inc	9.2%
American Standard	2.8%
United Technologies	2.2%
Lennox International Inc	1.8%
HVAC Segment	1.5%

Liquidity (Current Ratio)

Aaon Inc	1.8
HVAC Segment	1.8
Lennox International Inc	1.4
American Standard	1.3
United Technologies	1.1

Leverage (Debt to EV)

American Standard	16.8%
United Technologies	12.3%
Lennox International Inc	10.4%
Aaon Inc	0.1%

Houlihan Lokey Howard & Zukin

HVAC Segment

Comparable Transaction Methodology

(figures in thousands)

	Representative Level	Selected Multiple Range			Indicated Enterprise Value Range

2005

EBITDA	$20,659	7.0 x	—	7.5 x	$144,611	—	$154,940

Selected Enterprise Value Range					$144,600	—	$154,900

Houlihan Lokey Howard & Zukin

HVAC Segment

Comparable Transaction Summary

(figures in millions)

						LTM Enterprise Value Multiples						EBITDA Margin	Control Premium

Announced	Effective	Target	Target Industry Segment	Acquiror	EV	Revenue		EBITDA		EBIT

HVAC Transactions

8/1/2005	Pending	Airxcel Inc.	Manufactures HVAC equipment	Bruckmann, Rosser, Sherrill and Co.	$146.0	0.79	x	NA		NA		NA	NA
8/24/2005	12/9/2005	York International Corp.(1)	Air condition and refrigeration products	Johnson Controls, Inc.	$3,054.1	0.62	x	10.1	x	16.2	x	6.2%	38.3%
10/25/2005	10/25/2005	Melcor Corporation (Fedders)	Manufactures air treatment products	The Laird Group, PLC	$17.4	1.29	x	NA		NA		NA	NA
11/19/2004	12/23/2004	Goodman Global Holdings	Air conditioning and heating equipment	Apollo Management	$1,447.7	1.10	x	8.9	x	10.0	x	12.4%	NA
7/15/2004	10/31/2004	Nortek Holdings, Inc	Manufactures HVAC equipment	Thomas Lee / Management	1,750.0	1.08	x	8.6	x	10.4	x	12.6%	NA
1/28/2004	3/15/2004	Baxi Group Ltd.	Manufactures heating products	BC Partners Ltd.	1,258.8	1.01	x	NA		NA		NA	NA
4/7/2003	6/16/2003	Buderus AG	Manufactures heating equipment	Robert Bosch	2,373.3	1.28	x	11.5	x	15.7	x	11.1%	31.1%
4/13/2002	1/9/2003	Nortek, Inc.	Manufactures HVAC equipment	Kelso & Co.	1,404.1	0.76	x	6.5	x	8.9	x	11.7%	11.5%

Low					$17.4	0.62	x	6.5	x	8.9	x	6.2%	11.5%
High					$3,054.1	1.29	x	11.5	x	16.2	x	12.6%	38.3%

Median					$1,425.9	1.04	x	8.9	x	10.4	x	11.7%	31.1%
Mean					$1,431.4	0.99	x	9.1	x	12.2	x	10.8%	27.0%

(1)	Multiples based on 2005 consensus estimates.

HVAC Segment

Discounted Cash Flow Valuation

(figures in thousands)

	Projected Fiscal Year Ending December 31,

	2006 (1)	2007	2008	2009

EBIT	$16,174	$21,224	$19,900	$20,164
Less: Taxes	6,470	8,490	7,960	8,066

Debt-Free Earnings	$9,704	$12,734	$11,940	$12,099
Less: Capital Expenditures (2)	(6,786)	(4,274)	(4,251)	(4,226)
Less: Working Capital Requirements (3)	(1,727)	(1,332)	(1,346)	(1,360)
Add: Depreciation and Amortization (4)	3,984	4,595	4,643	4,692

Total Net Investment	($4,528)	($1,011)	($954)	($895)

Net Debt-Free Cash Flows:	$5,176	$11,724	$10,986	$11,204

Discount Period	0.42	1.33	2.33	3.33
Discount Factor @ 11.0%	0.96	0.87	0.78	0.71

Present Value of Net Debt-Free Cash Flows:	$4,956	$10,201	$8,612	$7,912

Sensitivity Analysis: Enterprise Value

	Terminal Multiple

Discount Rate	5.0x	5.5x	6.0x	6.5x	7.0x

10.0%	$118,495	$127,120	$135,744	$144,369	$152,993

10.5%	$116,722	$125,198	$133,674	$142,150	$150,626

11.0%	$114,986	$123,316	$131,647	$139,977	$148,308

11.5%	$113,285	$121,473	$129,662	$137,850	$146,038

12.0%	$111,619	$119,668	$127,717	$135,766	$143,815

Range of Selected Enterprise Values	$121,500	—	$142,200

DCF Assumptions

Discount Rate	11.0%
Tax Rate	40.0%

Terminal Value Assumptions

Terminal EBITDA (2009)	$24,857
Terminal Multiple	6.0	x

Terminal Value	$149,139

Discount Period	3.83
Discount Factor @ 11.0%	0.67

PV of Terminal Value	$99,966

Distribution of Value

Period Cash Flow	24.1%
Terminal Cash Flow	75.9%

Total	100.0%

Implied Analyses

LTM EBITDA Multiple	6.4x
NFY EBITDA Multiple	5.5x

Footnote:
(1)	Represents 10-month stub period.

(2)	Overall Mestek Capex projections for years 2006 to 2009 were provided by Management. Allocation to HVAC and Formtek in years 2007 to 2009 was based on % of sales.

(3)	Projected Change in working capital figures were not provided by Management for the years 2008 and 2009. Amounts were assumed to remain the same % of revenue as in 2007 (-0.5%).

(4)	Projected D&A figures were not provided by Management for the years 2008 and 2009. Amounts were assumed to remain the same % of revenue as in 2007 (1.6%).

Houlihan Lokey Howard & Zukin

Mestek - Formtek Segment

Valuation Summary

(figures in thousands, except per share values)

Enterprise Value Indication from Operations

	Low			High

Market Approach

Market Multiple Methodology	$25,800		—	$28,600

Income Approach

Discounted Cash Flow Methodology	$22,900		—	$28,800

Results Summary

Enterprise Value from Operations	$25,000		—	$29,000

Implied HLHZ Valuation Multiples (EV/EBITDA)
LTM	NMF		—	NMF
NFY	5.6	x	—	6.4	x
NFY + 1	3.9	x	—	4.5	x

Formtek Segment

Representative Levels

(figures in thousands)

	Fiscal Year Ended December 31,

	2002	2003	2004	2005	2006E	2007E	2008E (2)	2009E(2)

Reported Revenue	$65,855	$66,905	$96,033	$97,129	$97,781	$112,938	$116,200	$119,800

Revenue Growth%		1.6%	43.5%	1.1%	0.7%	15.5%	2.9%	3.1%

Operating Profit Before Bonus Allocation	(20,538)	(73,925)	9,556	(5,410)	3,051	5,850	7,200	7,850

Margin %	-31.2%	-110.5%	10.0%	-5.6%	3.1%	5.2%	6.2%	6.6%

Growth		NMF	NMF	-156.6%	-156.4%	91.7%	23.1%	9.0%

Add: Depreciation and Amortization	1,880	1,670	1,940	1,609	1,757	1,483	1,526	1,573

EBITDA	(18,658)	(72,255)	11,496	(3,801)	4,808	7,333	8,726	9,423

Less: Bonus Allocation					804	1,105	1,280	1,379

Add: Adjustments (1)	$18,046	$69,603	$(8,710)	$3,085	$500	$250	$0	$0

Adjusted EBITDA	($612)	($2,652)	$2,786	($716)	$4,504	$6,478	$7,446	$8,045

EBITDA Margin %	-0.9%	-4.0%	2.9%	-0.7%	4.6%	5.7%	6.4%	6.7%
EBITDA Growth		NMF	NMF	-125.7%	-729.4%	43.8%	14.9%	8.0%

Less: Depreciation and Amortization	$1,880	$1,670	$1,940	$1,609	$1,757	$1,483	$1,526	$1,573

Adjusted EBIT	($2,492)	($4,322)	$846	($2,325)	$2,747	$4,995	$5,920	$6,471

EBIT Margin %	-3.8%	-6.5%	0.9%	-2.4%	2.8%	4.4%	5.1%	5.4%
EBIT Growth		NMF	NMF	-374.8%	-218.2%	81.8%	18.5%	9.3%

Footnotes:

(1)      EBIT and EBITDA are adjusted for the following:

Environmental Litigation Income	$18,046	$53,665	($17,738)
Bankruptcy Fees	$0	$5,963	$9,028
Plant Shutdown Expenses				3,169	500	250
Impairment Charges	$0	$9,975
Reallocation of Overhead Previously Allocated to Omega				(84)

Total Adjustments	$18,046	$69,603	($8,710)	$3,085	$500	$250	$0	$0

(2)	Projections for D&A and Bonus Allocation for 2008 and 2009 were not provided by Management. D&A was assumed to be the same % of revenue as in 2007 (1.3%).

Total Mestek bonus allocated was assumed to be the same % of total revenue as in 2007 (1.4%). Bonus was allocated between HVAC and Formtek proportional to its respective EBIT contribution.

Houlihan Lokey Howard & Zukin

Mestek - Formtek Segment

Market Multiple Methodology

(figures in thousands)

	Representative Level	Selected Multiple Range			Indicated Enterprise Value Range

2005

EBITDA	($716)	NMF	—	NMF	NMF	—	NMF

NFY

EBITDA	$4,504	5.00 x	—	5.50 x	$22,520	—	$24,772

NFY + 1

EBITDA	$6,478	4.5 x	—	5.0 x	$29,151	—	$32,390

Median					$25,836	—	$28,581
Mean					$25,836	—	$28,581

Selected Enterprise Value Range					$25,800	—	$28,600

Houlihan Lokey Howard & Zukin

Mestek - Formtek Segment

Comparable Public Company Debt-Free Multiples

(figures in thousands)

		EV / EBITDA

	EV	FYE	LTM	NFY	NFY + 1

Hardinge Inc	$226,880	10.6x	7.8x	NA	NA
Kennametal Inc	2,773,106	9.6x	8.8x	9.7x	8.2x
Feintool Intl. Holdings	224,180	6.3x	6.3x	NA	NA
Voest Alpine	5,869,615	5.3x	4.3x	NA	NA

Low		5.3x	4.3x	9.7x	8.2x
High		10.6x	8.8x	9.7x	8.2x
Median		7.9x	7.0x	9.7x	8.2x
Mean		7.9x	6.8x	9.7x	8.2x

Implied Multiples - Formtek Segment (1)		NMF	NMF	6.0x	4.2x

(figures in thousands)

		EV / Revenue

	EV	FYE	LTM	NFY	NFY + 1

Hardinge Inc	$226,880	0.98x	0.80x	NA	NA
Kennametal Inc	2,773,106	1.20x	1.17x	1.80x	1.68x
Feintool Intl. Holdings	224,180	0.60x	0.60x	NA	NA
Voest Alpine	5,869,615	1.07x	0.78x	NA	NA

Low		0.60x	0.60x	1.80x	1.68x
High		1.20x	1.17x	1.80x	1.68x
Median		1.02x	0.79x	1.80x	1.68x
Mean		0.96x	0.84x	1.80x	1.68x

Implied Multiples - Formtek Segment (1)		0.28x	0.28x	0.28x	0.24x

(1)   Based on HLHZ concluded enterprise value using Market Multiple Methodology.

Houlihan Lokey Howard & Zukin

Risk Analysis Rankings

Size (Revenue, thousands)
Voest Alpine AG	$7,504,452
Kennametal Inc	$2,370,989
Feintool Int’l Holding AG	$372,083
Hardinge Inc	$283,621
Mestek - Formtek Segment	$97,129

Size (Enterprise Value, thousands)

Voest Alpine AG	$5,869,615
Kennametal Inc	$2,773,106
Hardinge Inc	$226,880
Feintool Int’l Holding AG	$224,180

Historical Growth (1-Year Revenue)

Hardinge Inc	25.2%
Kennametal Inc	16.9%
Feintool Int’l Holding AG	7.7%
Voest Alpine AG	5.1%
Mestek - Formtek Segment	1.1%

Projected Growth (1-Year Revenue)

Mestek - Formtek Segment	0.7%
Kennametal Inc	-33.3%
Hardinge Inc	NA
Feintool Int’l Holding AG	NA
Voest Alpine AG	NA

Historical Growth (1-Year EBITDA)

Kennametal Inc	41.9%
Hardinge Inc	38.2%
Feintool Int’l Holding AG	25.5%
Voest Alpine AG	NMF
Mestek - Formtek Segment	NMF

Projected Growth (1-Year EBITDA)

Mestek - Formtek Segment	NMF
Kennametal Inc	-1.1%
Hardinge Inc	NA
Feintool Int’l Holding AG	NA
Voest Alpine AG	NA

Profitability (EBIT to Revenue)

Voest Alpine AG	11.9%
Kennametal Inc	10.3%
Hardinge Inc	7.2%
Feintool Int’l Holding AG	5.6%
Mestek - Formtek Segment	NA

Leverage (Debt to EV)

Feintool Int’l Holding AG	53.8%
Voest Alpine AG	32.6%
Hardinge Inc	27.6%
Kennametal Inc	14.8%

Profitability (EBITDA to Revenue)

Voest Alpine AG	18.2%
Kennametal Inc	13.3%
Hardinge Inc	10.3%
Feintool Int’l Holding AG	9.6%
Mestek - Formtek Segment	NMF

Relative Depreciation (Depreciation to EBITDA)

Feintool Int’l Holding AG	41.5%
Voest Alpine AG	34.9%
Hardinge Inc	30.0%
Kennametal Inc	22.6%
Mestek - Formtek Segment	NMF

Internal Investment (Capital Expenditures to Revenue)

Voest Alpine AG	7.8%
Kennametal Inc	3.5%
Feintool Int’l Holding AG	4.7%
Hardinge Inc	2.5%
Mestek - Formtek Segment	1.3%

Liquidity (Current Ratio)

Hardinge Inc	3.6
Kennametal Inc	2.3
Feintool Int’l Holding AG	1.8
Voest Alpine AG	1.5
Mestek - Formtek Segment	0.9

Houlihan Lokey Howard & Zukin

Mestek - Formtek Segment

Discounted Cash Flow Valuation

(figures in thousands)

	Projected Fiscal Year Ending December 31,

	2006 (1)	2007	2008	2009

EBIT	$2,289	$4,995	$5,920	$6,471
Less: Taxes	916	1,998	2,368	2,589

Debt-Free Earnings	$1,374	$2,997	$3,552	$3,883
Less: Capital Expenditures (2)	(1,160)	(1,726)	(1,749)	(1,520)
Less: Working Capital Requirements (3)	(2,078)	(1,657)	(1,743)	(1,774)
Add: Depreciation and Amortization (4)	1,464	1,483	1,526	1,573

Total Net Investment	($1,773)	($1,900)	($1,966)	($1,720)

Net Debt-Free Cash Flows:	($400)	$1,097	$1,586	$2,163
Discount Period	0.42	1.33	2.33	3.33
Discount Factor @ 13.0%	0.95	0.85	0.75	0.67

Present Value of Net Debt-Free Cash Flows:	($380)	$932	$1,193	$1,439

Sensitivity Analysis: Enterprise Value

	Terminal Multiple

Discount Rate	3.5 x	4.0 x	4.5 x	5.0 x	5.5 x

12.0%	$21,496	$24,101	$26,706	$29,311	$31,916

12.5%	$21,148	$23,709	$26,270	$28,831	$31,392
13.0%	$20,807	$23,325	$25,843	$28,360	$30,878
13.5%	$20,474	$22,949	$25,424	$27,900	$30,375

14.0%	$20,147	$22,581	$25,015	$27,449	$29,883

Range of Selected Enterprise Values	$22,900	—	$28,800

DCF Assumptions

Discount Rate	13.0%
Tax Rate	40.0%

Terminal Value Assumptions

Terminal EBITDA (2009)	$8,045
Terminal Multiple	4.5	x

Terminal Value	$36,201

Discount Period	3.83
Discount Factor @ 13.0%	0.63

PV of Terminal Value	$22,659

Distribution of Value

Period Cash Flow	12.3%
Terminal Cash Flow	87.7%

Total	100.0%

Implied Analyses
LTM EBITDA Multiple	NMF
NFY EBITDA Multiple	5.7	x

Footnote:

(1)	Represents 10-month stub period.

(2)	Overall Mestek Capex projections for years 2006 to 2009 were provided by Management. Allocation to HVAC and Formtek in years 2007 to 2009 was based on % of sales.

(3)	Projected Change in working capital figures were not provided by Management for the years 2008 and 2009. Amounts were assumed to remain the same % of revenue as in 2007 (-1.5%).

(4)	Projected D&A figures were not provided by Management for the years 2008 and 2009. Amounts were assumed to remain the same % of revenue as in 2007 (1.3%).

Houlihan Lokey Howard & Zukin